PURE WORLD, INC.
                                376 MAIN STREET
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                              (908) 234-9355 (FAX)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 13, 2004
TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Pure World, Inc. (the "Company") will be held on Monday, December 13, 2004 at 8:30 a.m., local time, at The Olde Mill Inn, 225 Route 202, Basking Ridge, NJ 07920 for the purpose of considering and acting upon the following matters:

     1. To elect three directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

     Only stockholders of record at the close of business on November 8, 2004, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours by any stockholder for any purposes germane to the meeting, at the Company's offices at 376 Main Street, Bedminster, New Jersey 07921, for a period of at least ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person, however, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the envelope enclosed for that purpose. If you attend the Annual Meeting, you may vote in person even though you returned a Proxy.

                                        By Order of the Board of Directors

                                        /s/ Qun Yi Zheng
                                        --------------------------------------
                                        Qun Yi Zheng
                                        President and Chief Operating Officer

Date: November 12, 2004
                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed Proxy as promptly as possible and return it in the enclosed envelope.

                                PURE WORLD, INC.
                                 376 MAIN STREET
                                   P.O. BOX 74
                          BEDMINSTER, NEW JERSEY 07921
                                 (908) 234-9220
                            ------------------------

                     PROXY STATEMENT FOR THE ANNUAL MEETING

                                DECEMBER 13, 2004

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This Proxy Statement is being furnished to the stockholders of Pure World, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies, in the form enclosed, by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, December 13, 2004, at 8:30 a.m. at The Olde Mill Inn, 225
Route 202, Basking Ridge, NJ 07920, and at any and all adjournments, postponements or continuations thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (908) 234-9220.

     These proxy solicitation materials are first being mailed on or about November 12, 2004 to all stockholders entitled to vote at the meeting.

Voting Rights and Solicitation of Proxies

     Only stockholders of record at the close of business on November 8, 2004 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 8,119,544 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The presence, either in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting.

     Holders of Common Stock are entitled to one vote, in person or by proxy, for each share of Common Stock owned on the Record Date.

     Valid proxies will be voted in accordance with the instructions indicated thereon. In the absence of contrary instructions, shares represented by valid proxies will be voted FOR the proposal to elect as directors the three nominees listed under the caption "Election of Directors". No other business is expected to come before the Annual Meeting but should any other matter requiring a vote of stockholders properly arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matter.

     Execution of the enclosed proxy card will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering a written revocation or a new proxy bearing a later date to the Secretary of the Company, 376 Main Street, P.O. Box 74, Bedminster, New Jersey 07921, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

                              ELECTION OF DIRECTORS

Nominees

     At the Annual Meeting, three directors are to be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of each nominee named below (each a "Nominee"). Each Nominee has consented to serve as a director if elected. It is not expected that any Nominee will be unable to serve, but, in the event that any Nominee should be unable to serve, the shares represented by the enclosed proxy card will be voted for a substitute candidate selected by the Board of Directors.

     Certain information regarding each Nominee is set forth below.

                                     Position and Office              Director
Name of Nominee         Age        Presently Held with Company         Since
---------------         ---        ---------------------------        --------

Paul O. Koether         68         Chairman and Chief Executive        1988
                                   Officer of the Company
                                   and of Pure World Botanicals, Inc.

Alfredo Mena            51         Director of the Company             1992

William Mahomes         57         Director of the Company             1993

     Information concerning each nominee's business history and experience is set forth below.

     Paul O. Koether is principally engaged in the following: (i) the Company, as Chairman since April 1988, President from April 1989 to February 1997, a director since March 1988, and for more than five years as the Chairman and President of Sun Equities Corporation ("Sun"), a private, closely-held corporation which is the Company's principal stockholder; (ii) as Chairman of Pure World Botanicals, Inc., the Company's wholly-owned subsidiary, since January 1995 and as a director since December 1994; (iii) as Chairman and director since July 1987 and President since October 1990 of Kent Financial Services, Inc. ("Kent") which engages in various financial services and the general partner since 1990 of Shamrock Associates, an investment partnership which is the principal stockholder of Kent; (iv) various positions with affiliates of Kent, (v) from July 1992 to January 2000, Chairman of Golf Rounds.com, Inc. currently non-operating; (vi) since September 1998 as a director and Chairman of Cortech, Inc., a biopharmaceutical company and (vii) Chairman from 1990 to 2003 and a registered representative since 1989 of T. R. Winston & Company, LLC a retail brokerage business, formerly a wholly-owned subsidiary of Kent.

     Alfredo Mena Since 1976, Mr. Mena has been President of Alimentos de El Salvador S.A. de C.V., having previously served as Director and General Manager, which is engaged in coffee growing, processing and exporting. From October 1995 until June 1997, he served as Presidential Commissioner for the Modernization of the Public Sector, in charge of its decentralization, debureaucratization, deregulation, and privatization. Mr. Mena is a citizen of El Salvador.

     William Mahomes, Jr. Mr. Mahomes currently is a senior shareholder in Simmons Mahomes P.C., a law firm emphasizing commercial real estate transactions, public finance, business transactions and mediation. From 1997 to May 2001, Mr. Mahomes was in the private practice of law emphasizing mediation, real estate and commercial transactions. From 1994 to March 1997, Mr. Mahomes was a senior shareholder at the law firm of Locke Purnell Rain Harrell. From 1989 to 1994 he was an international partner in the Dallas office of Baker & McKenzie law firm. Mr. Mahomes currently serves on the Board of Directors of a variety of organizations, including the Texas Pension Review Board, Center for New Ventures and Entrepreneurship (Texas A&M University), Operation Oasis, Inc. and the Texas Affiliate Board of Healthcare Service Corporation (HCSC), also known as Blue Cross and Blue Shield of Texas and the Texas Youth Commission.

Board Meetings and Committees

     The Board held five meetings during the fiscal year ended December 31, 2003 and otherwise acted by written consent. Each of the Company's directors attended all of the meetings of the Board of Directors and on all committees of the Board on which he served, except for Mr. Mena who was absent for one committee meeting.

     The Board has an Audit Committee, which consists of Messrs. Mahomes and Mena each of whom has been determined by the Board to be independent under the Nasdaq listing standards. The Audit Committee, which reviews the Company's internal controls, accounting practices and procedures, and results of operations, held four meetings in 2003.

     The Board also has a Compensation Committee consisting of Messrs. Mahomes and Mena. The Compensation Committee, which is responsible for reviewing management's compensation, held no meetings in 2003.

     The Board also has a Nominating Committee consisting of Messrs. Mahomes and Mena, each of whom has been determined by the Company's Board of Directors to be independent under the Nasdaq listing standards. The Nominating Committee is responsible for assisting the Board in identifying individuals qualified to serve as directors of the Company and on committees of the Board, and overseeing the evaluation of the Board and the Company's management. The Board did not have a Nominating Committee in 2003, and thus held no meetings in 2003.

     The Nominating Committee does not have a written charter, however the Nominating Committee maintains the following guidelines for selecting nominees to serve on the Board. It may apply several criteria in selecting nominees. At a minimum, the Nominating Committee shall consider (a) whether each such nominee has an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company and (b) the nominee's reputation for honesty and ethical conduct in his personal and professional activities. Additional factors that the Nominating Committee may consider include a candidate's specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest and any other factors or qualities that the Nominating Committee believes will enhance the Board's ability to effectively manage and direct the company's affairs and business, including, where applicable, the ability of Board committees to perform their duties or satisfy any independence requirements under the Nasdaq listing standards or otherwise.

     The Nominating Committee will identify nominees by first evaluating the current members of the Company's Board of Directors whose terms are expiring and who are willing to continue in service. In doing so, the Nominating Committee will balance the skills and experience of such current directors, as well as the value of continuity of their service, with that of obtaining new perspectives for the Board. For new nominees, the Nominating Committee will identify potential candidates based on input from members of the Board and management and, if the Nominating Committee deems it appropriate, from one or more third-party search firms.

     Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee will assess, based on publicly available information regarding the person, whether the candidate should be considered further. If the Nominating Committee determines that the candidate warrants further consideration and the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee will request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate. If the candidate appears qualified, committee members may also contact references provided by the candidate or other persons with first-hand knowledge of the candidate's experience and accomplishments. Additionally, serious candidates may be requested to meet with some or all of the other members of the Board of Directors. Using the input from these interviews and the other information it has obtained, the Nominating Committee will determine whether it should recommend that the Board nominate, or elect to fill a vacancy with, a final prospective candidate. The Nominating Committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

     Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Nominating Committee, c/o Pure World, Inc., 376 Main Street, Bedminster, New Jersey 07921, on or before July 11, 2005. Assuming that the appropriate information has been timely provided, the Nominating Committee will consider these candidates in the same manner as it considers other Board candidates it identifies. The Company's stockholders also have the right to nominate director candidates without any action on the part of the Nominating Committee or the Company's Board of Directors by following the advance notice provisions of the Company as described under "Stockholder Proposals and Nominations" on page 12 of this Notice of Annual Meeting.

Communications with the Directors

     Stockholders may communicate in writing with any of the Company's directors by sending such written communication to Sue Ann Merrill, Secretary of the Company, at the Company's principal executive offices, 376 Main Street, Bedminster, New Jersey 07921. Copies of written communications received at such address will be provided to the relevant director or directors unless such communications are determined by the Company's outside general counsel to be inappropriate for submission to the intended recipient(s). However, any communication not so delivered will be made available upon request to any director. Examples of stockholder communications that would be considered inappropriate for submission include, without limitation, customer complaints, solicitations, product promotions, resumes and other forms of job inquiries, as well as material that is unduly hostile, threatening, illegal or similarly unsuitable.

Policy on Director Attendance at Annual Meetings

     All Board members are not expected to attend the Company's annual meetings of stockholders. Attendance at the annual meeting will not be considered by the Nominating Committee in assessing director performance.

Code of Ethics

     The Company has adopted a Code of Ethics. Stockholders may write to Sue Ann Merrill, the Secretary of the Company, at the Company's principal executive office: 376 Main Street, Bedminster, New Jersey 07921, to request a copy of the Code of Ethics, and the Company will provide it to any person without charge upon such request.

Remuneration of Directors

     Each director who is not an employee of the Company receives a fee of $1,800 plus expenses for attending each meeting of the Board or a committee meeting. Aggregate directors' fees in fiscal 2003 were approximately $31,000.

                              BENEFICIAL OWNERSHIP

Security Ownership of Officers, Directors,
  Nominees and Certain Stockholders

     The following table sets forth the beneficial ownership of Common Stock of the Company as of October 31, 2004, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and nominee and by all current directors, nominees and officers as a group:

                                      Number of Shares           Approximate
Name and Address                       of Common Stock             Percent
of Beneficial Owner                  Beneficially Owned(1)         of Class
-------------------                  ------------------         ---------------

Paul O. Koether
  211 Pennbrook Road
  Far Hills, NJ 07931                   3,677,365 (2)               41.88%

The Estate of Natalie I. Koether
  211 Pennbrook Road
  Far Hills, NJ 07931                   1,362,352(3)                15.52%

Sun Equities Corporation
  376 Main Street
  Bedminster, NJ 07921                  2,500,025                   30.79%

William Mahomes, Jr.
  900 Jackson Street
  Suite 540
  Dallas, TX 75202                         11,000                        *

Alfredo Mena
  P. O. Box 520656
  Miami, FL 33152                          18,700                        *

Voldemar Madis
  375 Huyler Street
  South Hackensack, NJ 07606              124,070                    1.41%

Dr. Qun Yi Zheng
  375 Huyler Street
  South Hackensack, NJ 07606              469,000                    5.34%

All directors and
  officers as a group
    (5 persons)                         4,300,135                   48.98%

----------------------------
* Represents less than one percent.

(1) The beneficial owner has both sole voting and sole investment powers with respect to these shares except as set forth in this footnote or in other footnotes below. Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within sixty days of October 31, 2004: Paul O. Koether (55,000 shares); Alfredo Mena (16,500 shares); Voldemar Madis (120,000 shares); Qun Yi Zheng (469,000 shares); and all directors and officers as a group (660,500 shares).

(2) Includes 110,000 shares owned by Emerald Partners of which Mr. Koether is the sole general partner; 2,500,025 shares owned by Sun Equities Corporation ("Sun"), of which Mr. Koether is a principal stockholder and Chairman; 73,030 shares held in discretionary accounts of certain of his brokerage customers; 163,110 shares held in Mr. Koether's IRA account; and 460,000 shares held by the estate of Natalie I. Koether. As the executor of the estate of Natalie I. Koether, Mr. Koether may be deemed to own these shares beneficially. Also includes 6,200 shares owned by the estate of Margot Tully. As the executor of the estate of Margot Tully, Mr. Koether may be deemed to own these shares beneficially.

(3)  Includes 902,352 shares owned by Sun which represents the estate of Natalie
     I. Koether's proportionate ownership of Sun.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act and the regulations and rules promulgated thereunder require that the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Principal Owners"), (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for fiscal 2003, the Company believes that all its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them in the respect to transactions during fiscal 2003.

                             EXECUTIVE COMPENSATION

     The table below sets forth for the fiscal years ended December 31, 2003, 2002 and 2001, the compensation of any person who, as of December 31, 2003, was an Executive Officer of the Company with annual compensation in excess of $100,000 ("Executive Officers").

                           Summary Compensation Table
                                                                  Long-Term
                                                                 Compensation
                             Annual Compensation (1) (2)         ------------
Name and                     ---------------------------   Securities Underlying
Principal Position    Year       Salary        Bonus              Options
------------------    ----      --------      -------           ------------

Paul O. Koether       2003     $  90,000      $     -                     -
Chairman and          2002         5,000            -               200,000
Chief Executive       2001        17,965            -                     -
Officer

Qun Yi Zheng          2003     $ 232,144      $     -                     -
President and         2002       192,921            -               200,000
Chief Operating       2001       184,812            -                75,000
Officer

Voldemar Madis        2003     $ 165,749      $     -                     -
Vice Chairman         2002       160,937            -                     -
                      2001       160,937            -                     -

----------------------------------------
(1)  The Company currently has no bonus plan.

(2) Certain Executive Officers received incidental personal benefits during the fiscal years covered by the table. The value of these incidental benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any of the Executive Officers. Such amounts are excluded from the table.

Stock Option and Stock Appreciation Rights; Grants and Exercises

     No stock appreciation rights or stock options were granted to any Named Executive Officer in 2003.

     There were no options exercised by any of the Named Executive Officers in 2003.

     The table below contains information concerning the fiscal year-end value of unexercised options held by the Executive Officers.

                                   Fiscal Year-End Options Values
                      --------------------------------------------------------
                                                       Value of Unexercised
                        Number of Unexercised               In-the-Money
                         Options at 12/31/03            Options at 12/31/03
   Name               Exercisable/Unexercisable      Exercisable/Unexercisable
 --------             -------------------------      -------------------------

Paul O. Koether           255,000 /       -            $ 412,113 /  $   -
Qun Yi Zheng              401,500 / 138,500              387,640 /      -
Voldemar Madis            120,000 /       -                    - /      -

Employment Agreements

     In April 1990 the Company entered into an employment agreement (the "Agreement") with Paul O. Koether, the Company's Chairman, for an initial three-year term commencing on April 1, 1990 (the "Effective Date") at an annual salary of $185,000 ("Base Salary"), which may be increased but not decreased at the discretion of the Board of Directors. The term is to be automatically extended one day for each day elapsed after the Effective Date. In December 1992, the Board of Directors voted to increase Mr. Koether's Base Salary to $215,000.

     The Chairman may terminate his employment under the Agreement at any time for "good reason" (defined below) within 36 months after the date of a Change in Control (defined below) of the Company. Upon his termination, he shall be paid the greater of (i) the Base Salary and any bonuses payable under the Agreement through the expiration date of the Agreement or (ii) an amount equal to three times the average annual Base Salary and bonuses paid to him during the preceding five years.

     Change in Control is deemed to have occurred if (i) any individual or entity, other than individuals beneficially owning, directly or indirectly, common stock of the Company representing 30% or more of the Company's stock outstanding as of April 1, 1990, is or becomes the beneficial owner, directly or indirectly, of 30% or more of the Company's outstanding stock or (ii) individuals constituting the Board of Directors on April 1, 1990 ("Incumbent Board"), including any person subsequently elected to the Board whose election or nomination for election was approved by a vote of at least a majority of the Directors comprising the Incumbent Board, cease to constitute at least a majority of the Board. "Good reason" means a determination made solely by Mr. Koether, in good faith, that as a result of a Change in Control he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

     Mr. Koether may also terminate his employment if the Company fails to perform its obligations under the Agreement (including any material change in Mr. Koether's duties, responsibilities and powers or the removal of his office to a location more than five miles from its current location) which failure is not cured within specified time periods.

     In February 1996, the Company entered into an employment agreement with Dr. Qun Yi Zheng, President of the Company for an initial one-year term. In July 1997, this agreement was amended (the "Amended Zheng Agreement"). The Amended Zheng Agreement is for a three-year term commencing on August 1, 1997 (the "Commencement Date"), at an annual salary of $120,000 (which was subsequently increased to $250,000), the terms being identical to that of the Chairman's Agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Paul O. Koether is also the President of Sun Equities Corporation ("Sun"), the Company's principal stockholder. Until April 2003, the Company reimbursed Sun for the Company's proportionate share of the cost of group medical insurance and certain general and administrative expenses. Such reimbursements for the years ended December 31, 2003 and 2002 amounted to approximately $170,000 and $556,000, respectively. Sun received no remuneration or administrative fees for performing this service.

     Mr. Koether is also the Chairman of Bedminster Management Corporation ("BMC"). Commencing April 2003, the Company reimburses BMC for its proportionate share of the cost of group medical insurance and certain general and administrative expenses. Such reimbursements amounted to approximately $528,000 in 2003. BMC received no remuneration or administrative fees for performing this service.

                             AUDIT COMMITTEE REPORT

     The Audit Committee consists of two directors, each of whom is independent as that term is defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' Marketplace Rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Board Meetings and Committees." A copy of the Audit Committee Charter is attached hereto in Appendix A.

     The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2003 with the management of the Company. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified and supplemented). The Company also has received the written disclosure and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (as modified and supplemented), and has discussed with Deloitte & Touche LLP its independence.

     Based on the review and discussions referred to above the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                                             The Audit Committee
                                                  William Mahomes, Jr., Chairman
                                                                    Alfredo Mena


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP ("Deloitte") served as the Company's independent public accountants for the fiscal year ended December 31, 2003 and 2002 and have been selected to serve as the Company's independent public accountants for the fiscal year ending December 31, 2004. It is not expected that a representative of Deloitte will be present at the Annual Meeting.

     The services to be provided by Deloitte in 2004 will include performing the audit of the 2004 financial statements and reviewing quarterly reports. Deloitte, a nationally known firm, has no direct or indirect interest in the Company.

Audit Fees

     The aggregate fees billed to the Company by Deloitte for professional services rendered for the audit of the Company's annual financial statements for 2003 and the reviews of the financial statements included in the Company's Form 10-QSB's for 2003 were $90,000.

     The aggregate fees billed to the Company by Deloitte for professional services rendered for the audit of the Company's annual financial statements for 2002 and the reviews of the financial statements included in the Company's Form 10-QSB's for 2002 were $85,500.

All Other Fees

     No other fees were billed by Deloitte for the fiscal years ended December 31, 2003 and 2002.

                     STOCKHOLDERS' PROPOSALS AND NOMINATIONS

     Any stockholder who desires to present proposals to the next annual meeting and to have such proposals set forth in the Company's proxy statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than July 11, 2005. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company's proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

     In addition, the Company's policy on stockholder nominations for director candidates requires that to be considered for next year's slate of directors any stockholder nominations for director must be received by Sue Ann Merrill, the Secretary of the Company, at the Company's principal executive office: 376 Main Street, Bedminster, New Jersey 07921, no later than July 11, 2005.

     Stockholders may write to Sue Ann Merrill, the Secretary of the Company, at the Company's principal executive office: 376 Main Street, Bedminster, New Jersey 07921, to deliver the stockholder proposals and stockholder nominations discussed above.


                             ADDITIONAL INFORMATION


     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 accompanies this Proxy Statement.

     Your cooperation in promptly marking, signing, dating and mailing the enclosed proxy card will be greatly appreciated.

                                        By Order of the Board of Directors



                                        /s/ Qun Yi Zheng
                                        --------------------------------------
                                        Qun Yi Zheng
                                        President and Chief Operating Officer

Dated: November 12, 2004

                                                                      APPENDIX A

                    PURE WORLD, INC. AUDIT COMMITTEE CHARTER

                                  Introduction
                                  ------------

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Pure World, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.

     The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ.

     The Committee shall maintain free and open communication with the independent auditors, and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee at Company expense may retain outside counsel, auditors or other advisors as the Committee may deem appropriate.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

                                Responsibilities
                                ----------------

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     a. Recommending to the Board the independent auditors to be retained (or nominated for stockholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the stockholders.

     b. Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     c. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity or independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     d. Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, pricing of securities held by the Company, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB and any Annual Report to Shareholders.

     e. Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     f. Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     g. Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Reports on Form 10-QSB prior to their filing, (2) earnings announcements prior to release (if practicable), and (3) the results of the review of any such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair, either in person or by telephone.)

     h. Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     i. Discussing with management and/or Company counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     j. Reviewing management "conflict of interest" transactions.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its stockholders and others.

                                PURE WORLD, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS, DECEMBER 13, 2004


     The undersigned hereby appoints Paul O. Koether and Sue Ann Merrill or either of them, as proxies with full power of substitution to vote all shares of common stock, par value $.01 per share, of Pure World, Inc. which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Pure World, Inc. to be held on Monday, December 13, 2004 and at any adjournment(s), postponement(s) or continuation(s) thereof. The proxies are instructed as indicated below. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment(s), postponement(s) or continuation(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" EACH OF THE PERSONS NAMED HEREON AS DIRECTORS, AND "FOR" SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE. BY MARKING, SIGNING, DATING AND RETURNING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

                (Continued and to be signed on the reverse side)

1. To elect the nominees whose names appear at right as directors for a term of one year or until their successors are duly elected and qualified:

[  ]  FOR ALL NOMINEES            Nominees:        [  ] Paul O. Koether
                                                   [  ] William Mahomes, Jr.
[  ]  WITHHOLD AUTHORITY                           [  ] Alfredo Mena
      FOR ALL NOMINEES

[  ]  FOR ALL EXCEPT
      (see instructions below)









Instruction: To withhold authority to vote for any individual nominee(s), ------------ mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1. A proxy submitted which either gives no direction or which "abstains" on all issues, will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.





To change the address on your account,  please check the box
at right and indicate  your new address in the address space      [  ]
above. Please note that changes to the registered name(s) on the account may not be submitted via this method.


Signature of Stockholder                             Date


------------------------------------                 ---------------------------



Signature of Stockholder                             Date


------------------------------------                 ---------------------------

NOTE:Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.